UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 8, 2008
MIDWAY GAMES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12367	22-2906244
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2704 West Roscoe Street, Chicago, Illinois	60618
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (773) 961-2222
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments.
On August 8, 2008, the Company’s Board of Directors committed to implement a plan to reduce the Company’s cost structure and maximize its development resources by applying manpower and capital to projects with the highest chances of success. To that end, the Company has instituted a strategic workforce reduction that it expects will allow the Company to realign and streamline its resources. As such, the Company anticipates that it will reduce headcount by approximately 90 positions of the approximately 130 positions currently at the Austin, Texas facility. This represents a reduction of approximately 10% of the Company’s global workforce. The workforce reduction relates to product development and related employees staffed on the development of a specific game, which did not meet the Company’s expectations and has been canceled. The Austin facility will continue to house important product development and related teams. The Company expects that the majority of the headcount reduction will occur by the end of August 2008. The canceled game resulted in an impairment and write down of approximately $10 million of related capitalized product development costs. There will be no future cash expenditures related to such impairment charge; however, the strategic workforce reduction will create an additional current cash expenditure related to severance costs that represent an immediate charge of approximately $1.2 million.
Item 7.01 Regulation FD Disclosure
On August 4, 2008, the Company issued a press release that included, among other financial information, its outlook for its third fiscal quarter ending September 30, 2008. This press release was filed with the Company’s Current Report on Form 8-K dated August 4, 2008. The Company has now adjusted its guidance for its expected 2008 third quarter net loss, as a result of the charge described in Item 2.06 of this Form 8-K. The Company previously expected a 2008 third quarter net loss applicable to common stock of $0.37 per basic and diluted share for the quarter ending September 30, 2008, which has been revised to an expected net loss of $0.49 per basic and diluted share. On a non-GAAP basis, the Company expected a 2008 third quarter loss of $0.27 per basic and diluted share, which has been revised to a loss of $0.39 per basic and diluted share and which excludes approximately $0.10 of non-cash convertible debt interest expense, stock option expense, and deferred income tax expense related to goodwill.
On August 11, 2008, the Company issued a press release discussing issues related to the material impairment described in Item 2.06 of this Form 8-K. A copy of the Company’s press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1.
The information furnished under Item 7.01 of this Report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Midway Games Inc. dated August 11, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GAMES INC.
August 11, 2008	By:	/s/ Matthew V. Booty
Matthew V. Booty
Interim Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Midway Games Inc. dated August 11, 2008

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